EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Cascade Mountain Mining Company, Inc.

                  We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated March 26, 2003, relating to the financial statements of Cascade Mountain Mining Company, Inc. appearing in the Cascade Mountain Mining Company, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2001 and 2002, filed with the Securities and Exchange Commission on March 31, 2003.

                                              /s/ WitheyAddison, LLP
                                              Charted Accountants
                                              October 2, 2003



























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